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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 (July 1, 2002)
                                 --------------
                                 Date of Report
                        (Date of earliest event reported)




                               UNIVERSAL MFG. CO.
                               ------------------
             (Exact name of registrant as specified in its charter)




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
          Nebraska                                                                    42-0733240
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 (State of Incorporation)             (Commission file Number)             (IRS Employer Identification No.)
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                  405 Diagonal Street, Algona, Iowa 50511-0190
                  --------------------------------------------
                     (Address of Principal Executive Office)

                                 (515) 295-3557
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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Item 2.  Acquisition or Disposition of Assets

         Effective July 1, 2002, Universal Mfg. Co. ("Universal Mfg."), Universal Distribution LLC ("Universal Distribution"), a subsidiary of Universal Mfg., and Rainbo Company, LLC, an affiliate of Universal Mfg. and Universal Distribution ("Rainbo" and collectively "Universal/VIP") entered into a Final Purchase Proposal (the "Purchase Agreement") with IWI Motor Parts ("ISI") pursuant to which Universal/VIP sold certain assets related to Universal/VIP's Value Independent Parts Division. The assets transferred to IWI consisted primarily of inventory and assets used in connection with Universal/VIP's AC Delco and other parts distribution business.

         As reported in Universal/VIP's Form 10-Q report for the period ended April 30, 2002, the Service and Parts Operations Unit of General Motors Corporation ("ACDelco") advised Universal/VIP that, as a result of the ACDelco national program to establish a limited number of dedicated distributors, the existing distribution agreement with ACDelco will not be continued. The pending change will require that Universal/VIP purchase ACDelco products from another ACDelco authorized distributor, or discontinue resale of ACDelco branded products. Universal/VIP is continuing discussions with ACDelco on the specifics of the discontinuation of the current distribution agreement. As previously reported, Universal/VIP is in the process of evaluating all of its available options, including selling VIP assets relating to the ACDelco business line to third parties and negotiating better terms and conditions with ACDelco relating to the discontinuation. Subsequent to the consummation of the asset transfer under the IWI Purchase Agreement, Universal/VIP continues to evaluate all of its available options, including selling additional Universal/VIP assets relating to the ACDelco business line to other third parties and negotiating better terms and conditions with ACDelco relating to the discontinuation. Universal/VIP is also still reviewing with legal counsel issues relating to the termination of the ACDelco distribution agreement.

         Under the IWI Purchase Agreement, IWI agreed to purchase up to $500,000 AC Delco products and up to $500,000 of non-AC Delco or "other" inventory from Universal/VIP. IWI also agreed to purchase an additional $250,000 of "other" inventory for a period of ninety (90) days after July 1, 2002 for a total not to exceed $750,000 for non-AC Delco and "other" inventory. If IWI offers to purchase "other" inventory after this ninety (90) day period, the price over and above the $750,000 cap will be renegotiated by the parties.

         Other assets purchased by IWI included a list of customers serviced by Universal/VIP out of the Dubuque, Freeport and Rockford markets, certain computer and telephone equipment ($7,880), product shelving ($4,000), shop equipment ($14,500) and delivery vehicles ($56,950). IWI also agreed to lease from Universal/VIP the shelving units located in Rockford for $1,000 per month for a minimum of five (5) months which result in an additional minimum rental fee of $5,000 to Universal/VIP. IWI also agreed to assume Universal/VIP's lease obligations for the warehouses located in Freeport and Rockford, Illinois.

         The total consideration presently estimated to be received by Universal/VIP for the transferred assets equals approximately $1,300,000. In addition to the assets transferred to IWI, Universal/VIP and Donald D. Heupel, President of Universal Mfg. entered into a five (5) year non-compete which prohibits engaging in any activities competitive with IWI in the Dubuque,

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Iowa, Freeport, Illinois and Rockford, Illinois sales territories. The parties expressly agreed that Universal Mfg. and Universal Distribution may continue their current business activities and may expand such activities if such activities do not compete with IWI's current automobile parts distribution business activities.

         The preceding information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements herein that are not historical facts, including statements about Universal/VIP's expectations of the future of Universal/VIP or the success or negotiations with AC Delco, are forward looking statements that involve risks and uncertainties. These uncertainties include, without limitation, the effect of the general economic conditions, customer requirements for VIP products, future actions by ACDelco, the continuing strength of the automotive industry, increased competition and other factors. Such factors could cause actual results to differ materially from those in the forward-looking statements.

         (c)      Exhibits

         Exhibit No.                        Description

         2.1                                IWI Final Purchase Proposal
                                            effective July 1, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             UNIVERSAL MFG. CO.




Date: July 15, 2002                          /s/ Donald D. Heupel, President
                                             -----------------------------------
                                             Donald D. Heupel, President